As filed with the Securities and Exchange Commission on May 15, 2012

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
QUESTAR GAS COMPANY
(Exact name of Registrant as specified in its charter)

Utah (State or other jurisdiction of incorporation or organization)	87-0155877 (I.R.S. Employer Identification Number)

333 South State Street
P.O. Box 45360
Salt Lake City, Utah 84145-0360
(801) 324-5555
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Thomas C. Jepperson, Esq.
Questar Gas Company
333 South State Street
P.O. Box 45360
Salt Lake City, Utah 84145-0360
(801) 324-2648
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Michael E. Dillard
Latham & Watkins LLP
811 Main Street, Suite 3700
Houston, Texas 77002
(713) 546-5400

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated file” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)(2)	Proposed Maximum Aggregate Offering Price(2)(3)	Amount of Registration Fee
Debt Securities (4)	$250,000,000	100%	$250,000,000	$28,650
TOTAL	$250,000,000	100%	$250,000,000	$28,650
(1) The proposed maximum offering price per unit will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended. The aggregate public offering price of all securities registered hereby will not exceed $250,000,000 or the equivalent thereof on the date of issuance in one or more foreign currencies, foreign currency units or composite currencies. Such amount represents the issue price rather than the principal amount of any debt securities issued at an original issue discount.
(3) Exclusive of accrued interest, if any.
(4) Including such principal amount of debt securities as may, from time to time, be issued at indeterminate prices.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

SUBJECT TO COMPLETION, DATED MAY 15, 2012
The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission relating to these securities is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted

PROSPECTUS
$250,000,000

Questar Gas Company
(A subsidiary of Questar Corporation)

Debt Securities
________________________
We may offer, issue and sell debt securities from time to time at an aggregate initial offering price which will not exceed $250,000,000. We will determine when we sell securities, the amounts of securities we will sell and the prices and other terms on which we will sell them.

We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement or a free writing prospectus.

We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters, or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Investing in our securities involves certain risks. Please read carefully the section entitled “Risk Factors” beginning on page 6 of this prospectus.
________________________
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

________________________

The date of this prospectus is         , 2012.

ABOUT THIS PROSPECTUS

Unless otherwise stated or the context otherwise requires, references in this prospectus to “Questar Gas,” “we,” “our,” or “us” refer to Questar Gas Company, while references to “Questar” refer to Questar Corporation, our parent company.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell debt securities, as described in this prospectus, in one or more offerings up to a total dollar amount of $250,000,000 or the equivalent thereof on the date of issuance in one or more foreign currencies, foreign currency units or composite currencies. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering and the offered securities. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus we may provide you. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should assume that the information in this prospectus and any prospectus supplement is accurate only as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

WHERE YOU CAN FIND MORE INFORMATION
We file reports and other information with the SEC (File No. 333-69210). These reports and other information can be read and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC also maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including us.
We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all of the information that is included in the registration statement and the accompanying exhibits and schedules. You will find additional information about us in the registration statement and the accompanying exhibits and schedules. Any statements made in this prospectus concerning the provisions of legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus information that we file with them. This permits us to disclose important information to you by referring you to documents filed with the SEC. Any information incorporated by reference is considered part of this prospectus, and any information filed by us with the SEC subsequent to the date of this prospectus will automatically be deemed to update and supersede this information. We incorporate by reference (excluding information deemed to be furnished and not filed with the SEC) the following documents which we have filed with the SEC:

Filing	Period
Annual Report on Form 10-K	Year ended December 31, 2011
Quarterly Report on Form 10-Q	Quarter ended March 31, 2012
Current Report on Form 8-K	May 15, 2012
In addition, all documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of the initial registration statement and prior to effectiveness of the registration statement as well as subsequent to the effectiveness of the registration statement and until we file a post-effective amendment which indicates the termination of the offering of the securities made by this prospectus shall be deemed to be incorporated in this prospectus and to be a part hereof from the date of filing of such documents with the SEC (other than any portions of any such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules). Any statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of our filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing or calling us at Questar Gas Company, Attn: Treasurer, 333 South State Street, P.O. Box 45360, Salt Lake City, Utah 84145-0360 (telephone number (801) 324-5647). Copies of filings may also be accessed on Questar’s website at www.questar.com.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the accompanying prospectus supplement, together with any information we incorporate by reference, may contain information that includes or is based upon “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. Forward-looking statements give expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “may,” and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, expenses, the outcome of contingencies such as legal proceedings, trends in operations and financial results.
Any or all forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining our actual future results. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance, and there are no guarantees about the performance of any securities offered by this prospectus. Actual results could differ materially from those expressed or implied in the forward-looking statements. Among factors that could cause actual results to differ materially are:

•	the risk factors discussed in this prospectus or listed from time to time in prospectus supplements or any document we incorporate by reference;

•	changes in general economic conditions, including the performance of financial markets and interest rate changes;

•	changes in industry trends;

•	changes in laws or regulations; and

•	other factors, most of which are beyond our control.
We do not undertake any obligation to publicly correct or update any forward-looking statement if we later become aware that it is not likely to be achieved. You are advised, however, to consult any further disclosures we make on related subjects in reports filed with the SEC.

QUESTAR GAS COMPANY
The Company
Questar Gas distributes natural gas as a public utility in Utah, southwestern Wyoming and a small portion of southeastern Idaho. As of March 31, 2012, we were serving 923,272 sales and transportation customers. We are the only non-municipal gas-distribution utility in Utah, where 97% of our customers are located. The Public Service Commission of Utah, the Public Service Commission of Wyoming and the Public Utility Commission of Idaho have granted us the necessary regulatory approvals to serve these areas. We also have long-term franchises granted by communities and counties within our service area.
Our growth is tied to the economic growth of Utah and southwestern Wyoming as well as infrastructure replacement and upgrade programs currently in process. We have a market share of over 94% of residential space and water heating in its service area. During the 12 months ended March 31, 2012, we added 9,218 customers, a 1.0% increase. The rate of customer growth was lower during the last two years than in previous recent years because of declines in housing construction and general economic challenges. Questar Gas plans call for about $155 million of capital spending in 2012, including $55 million for infrastructure replacement.
We face the same risks as other local distribution companies. These risks include revenue variations based on seasonal changes in demand, changes in natural gas prices, availability of natural gas supplies, declining residential usage per customer, adequacy of distribution facilities and adverse regulatory decisions. Our sales to residential and commercial customers are seasonal, with a substantial portion of such sales made during the heating season. The typical residential customer in Utah (defined as a customer using 80 dth per year) consumes over 77% of total gas requirements in the coldest six months of the year. We, however, have a weather-normalization mechanism for our general-service customers. This billing mechanism adjusts the non-gas portion of a customer's monthly bill as the actual heating-degree days in the billing cycle are warmer or colder than normal. This mechanism reduces volatility in any given customer's monthly bill from year to year and reduces volatility in our gross margin.
We reduce gas-supply risk with cost-of-service natural gas reserves. Our affiliate, Wexpro Company (“Wexpro”), produces these reserves and delivers them to us at cost, plus a return on Wexpro’s investment under terms of the 1981 Wexpro Settlement Agreement. During 2011 we satisfied approximately half of our supply requirements with cost-of-service gas volumes. Wexpro produces cost-of-service gas, which is then gathered by Wexpro or third parties and transported by Questar Pipeline, our affiliate. We also have a balanced and diversified portfolio of gas-supply contracts for volumes produced in Wyoming, Colorado, and Utah. In addition, we have regulatory approval to pass through in our balancing account the economic results associated with hedging activities.
We have designed our distribution system and annual gas-supply plan to handle peak design-day demand, which is defined as the estimated volume of gas that firm customers could use when the weather is extremely cold. For the 2011-2012 heating season, we had an estimated peak design-day demand of 1,281 MMdth.

We have long-term contracts with Questar Pipeline for transportation and storage capacity at Clay Basin and three peak-day storage facilities. We also have transportation contracts to take deliveries at several locations from Kern River Pipeline.
Certain industry specific terms used in this prospectus are defined in the “Glossary of Commonly Used Terms” on page 22 hereof.
Principal Executive Offices
Our principal executive offices are located at 333 South State Street, P.O. Box 45360, Salt Lake City, Utah 84145-0360 and our telephone number is (801) 324-5555.

RISK FACTORS
Investment in any securities offered pursuant to this prospectus involves risks. You should carefully consider the risk factors contained in our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q and the other documents or information contained or incorporated by reference into this prospectus, and the risk factors and other information contained in the applicable prospectus supplement, before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. Please also refer to the section above entitled “Special Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

Unless otherwise set forth in a prospectus supplement, we plan to use the net proceeds from the sale of the securities by this prospectus to repay maturing debt as well as for general corporate purposes, including working capital and capital expenditures.

RATIO OF EARNINGS TO FIXED CHARGES
Our ratio of earnings to fixed charges for the periods indicated is stated below. For purposes of this presentation, “earnings” represent income before income taxes adjusted for fixed charges. “Fixed charges” consist of total interest charges (expensed and capitalized), amortization of debt issuance costs and losses from reacquired debt, and the interest portion of rental expense estimated at 50%.

	Three Months Ended March 31,		Year Ended December 31,
	2012	2011	2011	2010	2009	2008	2007
	(unaudited)
Ratio of Earnings to Fixed Charges	9	8.9	3.8	3.5	3.2	3.3	3.3

DESCRIPTION OF DEBT SECURITIES
General
 The debt securities that we may sell from time to time will be issued under an indenture dated as of May 1, 1992, between us and Wells Fargo Bank, N.A. (as successor to First Security Bank, N.A.) as trustee. The following description is only a summary of the material provisions of the indenture. This summary description is not meant to be a complete description of the debt securities. However, this prospectus, any accompanying prospectus supplement and any free writing prospectus will contain the material terms of the securities being offered. We have filed the indenture as an exhibit to the registration statement of which this prospectus forms a part and you may inspect it at the office of the trustee. When we refer to securities, we refer to all debt securities that we have issued or may issue in the future under the indenture. All of our debt securities of one series need not be issued at the same time, and unless otherwise provided, a series may be reopened for issuance of additional debt securities without the consent of the holders of the debt securities of that series. All capitalized terms used, but not defined, in this section shall have the meanings set forth in the indenture.
 Each prospectus supplement or free writing prospectus will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following, among others:

•	the title of such debt securities;

•	any limit on the aggregate principal amount of such debt securities;

•	the price or prices at which we will sell such debt securities;

•	the maturity date or dates, or method, if any, by which such dates shall be determined, on which the principal (and premium, if any) of such debt securities is payable;

•
the rate or rates at which such debt securities shall bear interest, if any, or the method, if any, by which such rate or rates are to be determined, the date or dates from which such interest shall accrue, or the method, if any, by which such date or dates shall be determined, the interest payment dates, if any, on which such interest shall be payable and the record date, if any, for the interest payable on any interest payment date, whether and under what circumstances additional amounts on such debt securities or any of them shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

•
the person to whom any interest on such debt securities shall be payable if other than the person in whose name that security is registered at the close of business on the record date for such interest (and the manner in which it will be payable);

•
if in addition to or other than in Salt Lake City, Utah, the place or places where the principal of (and premium, if any) and interest on or any additional amounts with respect to such debt securities shall be payable;

•	whether any of such debt securities are to be redeemable at our option and, if so, the period or periods within which or the date or dates on which, the price or prices at which and the terms and conditions upon which such debt securities may be redeemed, in whole or in part, at our option;

•
our obligation, if any, or option to redeem or purchase such debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder and the period or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation, and any provisions for the remarketing of such debt securities so redeemed or purchased;

•	the denominations in which any of such debt securities shall be issuable;

•
the currency of denomination of such debt securities and the currency or currencies in which payment of the principal of (and premium, if any) and interest on or any additional amounts with respect to such debt securities will be made;

•	any deletions from, modifications of or additions to the events of default or covenants set forth in the indenture pertaining to such debt securities;

•
whether such debt securities of such series shall be issued in whole or in part in global form, including book-entry securities, and the depositary for such global securities, and the name of the depositary with respect to any global security;

•	the application, if any, of the terms of the indenture relating to defeasance and covenant defeasance (which terms are described below) to such debt securities; and

•	any other terms of such debt securities (which terms shall not be inconsistent with the provisions of the indenture).
If any particular terms of our debt securities, described in the prospectus supplement or any free writing prospectus, differ from any of the terms described in this prospectus, then those terms as set forth in the relevant prospectus supplement or free writing prospectus will control.

Unless otherwise specified in the applicable prospectus supplement, debt securities will not be listed on any securities exchange.

Unless otherwise specified in the applicable prospectus supplement, debt securities will be issued in fully-registered form without coupons.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. Debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Ranking

The indenture provides for the issuance of securities in one or more series, without limitation as to aggregate principal amount and without the consent of the holders of any existing series of debt securities issued under the indenture. The claims of creditors of our subsidiaries will have priority over the claims of holders of the debt securities. At the present time we have no subsidiaries. The debt securities will be our unsecured obligations and will rank equally with our other unsecured and unsubordinated indebtedness from time to time outstanding. The debt securities will be unsecured and, accordingly, the holders of any secured indebtedness we may incur will have prior claim to the extent of the value of assets securing such indebtedness.

Book Entry System

Unless an accompanying prospectus supplement states otherwise, the debt securities will be issued in the form of a single global security. The debt securities will be deposited with the trustee as custodian for The Depository Trust Company (“DTC”) on behalf of DTC and for so long as DTC or its nominee is the registered owner of the debt securities, DTC or its nominee, as the case may be, will be considered the sole holder of the debt securities for all purposes under the indenture. Except as set forth below, a security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC. We anticipate that the following provisions will apply to all depositary arrangements for debt securities represented by a registered global security.

Upon our issuance of the debt securities, DTC or its nominee will credit the accounts of persons holding through it on its book entry registration and transfer system with the respective principal amounts of the debt securities represented by the global security. The accounts to be credited will be designated by the applicable underwriters of such debt securities. Ownership of beneficial interests in the global security will be limited to persons who have accounts with DTC, called participants, or persons that hold interests through participants. Ownership of beneficial interests by participants in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee for the global security. Ownership of beneficial interest in a global security by persons that hold interests through participants will be shown on, and the transfer of ownership will be effected only through, records maintained by such participant. The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interest in a global security.

Except as provided below, owners of beneficial interests in debt securities represented by a global security will not be entitled to have debt securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities in definitive form, known as certificated debt securities, and will not be considered the owners or holders of such debt securities under the indenture.

Debt securities represented by a global security will be exchangeable for certificated debt securities only if:

•
DTC or its nominee notifies us that it is unwilling or unable to continue as depositary for the global security or we become aware that DTC has ceased to be a clearing agency registered under the Exchange Act and we have not appointed a successor depositary within 90 days after we receive such notice or become aware of such ineligibility; or

•	we, in our sole discretion, determine to discontinue use of the system of book entry transfer and to exchange the global security for certificated debt securities.

Upon any such exchange, the certificated debt securities will be registered in the names that DTC or its nominee holding the global security may direct.

We will make principal, premium and interest payments on the global security to DTC or its nominee, as the case may be, as the sole registered owner and the sole holder of the debt securities represented thereby for all purposes under the indenture. DTC’s practice is to credit participants’ accounts on the applicable payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on such date. We expect that payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC, the trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium and interest to DTC is our responsibility and that of the trustee, disbursement of such payments to participants is the responsibility of DTC, and disbursement of such payments to the owners of beneficial interests in a global security held through such participants is the responsibility of such participants. Neither we, the trustee, the Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a global security representing any debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

The debt securities will be issued as fully registered securities registered in the name of Cede & Co., DTC’s partnership nominee. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold the securities of its participants and to facilitate the clearance and settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book entry changes in participants’ accounts, thus eliminating the need for physical movement of securities certificates. Direct participants of DTC include securities brokers and dealers, including the underwriters, banks, trust companies, clearing corporations and certain other organizations, some of which are owners of DTC. Access to DTC’s system is also available to others, known as indirect participants, such as securities brokers and dealers, banks and trust companies that clear through or maintain a direct or indirect custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of debt securities under DTC’s system must be made by or through direct participants, which will receive a credit for such debt securities on DTC’s records. The ownership interest of each actual purchaser, or beneficial owner, of each debt security represented by a global security is in turn to be recorded on the records of direct participants and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which such beneficial owner entered into the transaction. Transfer of ownership interests in the global security are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners of the global security will not receive certificated debt securities representing their ownership interests in the global security, except in the limited circumstances described above.

To facilitate subsequent transfers, the global security deposited with, or on behalf of, DTC is registered in the name of DTC’s nominee, Cede & Co. The deposit of the global security with, or on behalf of, DTC and its registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the global security; DTC’s records reflect only the identity of the direct participants to whose accounts debt securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. will consent or vote with respect to the debt securities. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose account the debt securities are credited on the applicable record date (identified in a listing attached to the omnibus proxy).

If applicable, redemption notices will be sent to Cede & Co. If less than all of the debt securities are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

No service charge will be made for the registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith. Debt securities may be surrendered for registration of transfer or exchange at our offices or agencies maintained for such purpose, which shall initially be the Corporate Trust Office of the trustee in Los Angeles, California. In the event that certificated debt securities are issued or if DTC shall so require, we will be required to appoint a paying agent and security registrar in The City of New York. We may appoint additional paying agents and security registrars and may change any paying agent or security registrar, subject to our obligation under the indenture to maintain a paying agent and security registrar in Los Angeles, California. At our option, payment of interest on certificated debt securities may be made by check mailed to the addresses of the persons entitled thereto as they appear on the security register.

Restrictive Covenant

Certain Definitions. For the purpose of the covenant included in the indenture, the following terms generally shall have the meanings provided below.

“Attributable Debt” means, as of the date of determination, the present value of net rent for the remaining term of a capital lease, determined in accordance with generally accepted accounting principles in the United States (“GAAP”), which is part of a Sale and Leaseback Transaction, including any periods for which the lessee has the right to renew or extend the lease. For purposes of the foregoing, “net rent” means the sum of capitalized rental payments required to be paid by the lessee, other than amounts required to be paid by the lessee for maintenance, repairs, insurance, taxes, assessments, energy, fuel, utilities and similar charges. In the case of a capital lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered to be required to be paid under such lease subsequent to the first date upon which it may be so terminated.

“Consolidated Capitalization” means, without duplication, the sum of:

•	the principal amount of our Consolidated Funded Debt and that of our subsidiaries at the time outstanding,

•
the total capital represented by our capital stock and that of our subsidiaries at the time outstanding based, in the case of stock having par value, upon its par value, and in the case of stock having no par value, upon the value stated on our books,

•	the total amount of (or less the amount of any deficit in) our retained earnings and paid-in capital and that of our subsidiaries,

•	reserves for deferred federal and state income taxes arising from timing differences, and

•
Attributable Debt, all as shown on our consolidated balance sheet, prepared in accordance with GAAP; provided that in determining our consolidated retained earnings and paid-in capital, no effect shall be given to any unrealized write up or write down in the value of assets or any amortization thereof, except for accumulated provisions for depreciation, depletion, amortization and property retirement which shall have been created by charges made by us or any of our subsidiaries on our or their books.

“Consolidated Funded Debt” means our Funded Debt and that of our subsidiaries, consolidated in accordance with GAAP.

“Funded Debt” means all Indebtedness that will mature, pursuant to a mandatory sinking fund or prepayment provision or otherwise, and all installments of Indebtedness that will fall due, more than one year from the date of determination. In calculating the maturity of any Indebtedness, there shall be included the term of any unexercised right of the debtor to renew or extend such Indebtedness existing at the time of determination.

“Indebtedness” means all items of indebtedness for borrowed money (other than unamortized debt discount and premium) which would be included in determining total liabilities as shown on the liability side of a balance sheet prepared in accordance with GAAP as of the date as of which Indebtedness is to be determined, and shall include indebtedness for borrowed money (other than unamortized debt discount and premium) with respect to which we or any subsidiary of ours customarily pays interest secured by any mortgage, pledge or other lien or encumbrance of or upon, or any security interest in, any properties or assets owned by us or any subsidiary of ours, whether or not the Indebtedness secured thereby shall have been assumed, and shall also include guarantees of Indebtedness of others; provided that in determining our Indebtedness or that of any of our subsidiaries, there shall be included the aggregate liquidation preference of all outstanding securities of any subsidiary senior to its common stock that are not owned by us or a subsidiary of ours; and provided, further, that Indebtedness of any person shall not include the following:

•	any indebtedness evidence of which is held in treasury (but the subsequent resale of such indebtedness shall be deemed to constitute the creation thereof); or

•
any particular indebtedness if, upon or prior to the maturity thereof, there shall have been deposited with a depository (or set aside and segregated, if permitted by the instrument creating such indebtedness), in trust, money (or evidence of such indebtedness as permitted by the instrument creating such indebtedness) in the necessary amount to pay, redeem or satisfy such indebtedness; or

•
any indebtedness incurred to finance oil, natural gas, hydrocarbon, inert gas or other mineral exploration or development to the extent that the issuer thereof has outstanding advances to finance oil, natural gas, hydrocarbon, inert gas or other mineral exploration or development, but only to the extent such advances are not in default; or

•	any indebtedness incurred without recourse to us or any of our subsidiaries; or

•
any indebtedness incurred to finance advance payments for gas (pursuant to take-or-pay provisions or otherwise), but only to the extent that such advance payments are pursuant to gas purchase contracts entered into in the normal course of business; or

•
any amount (whether or not included in determining total liabilities as shown on the liability side of a balance sheet prepared in accordance with GAAP) representing capitalized rent under any lease; or

•
any indirect guarantees or other contingent obligations in respect of indebtedness of other persons, including agreements, contingent or otherwise, with such other persons or with third parties with respect to, or to permit or assure the payment of, obligations of such other persons, including, without limitation, agreements to purchase or repurchase obligations of such other persons, to advance or supply funds to, or to invest in, such other persons, or to pay for property, products or services of such other persons (whether or not conveyed, delivered or rendered); demand charge contracts, through-put, take-or-pay, keep-well, make-whole or maintenance of working capital or similar agreements; or guarantees with respect to rental or similar periodic payments to be made by such other persons.

“Sale and Leaseback Transaction” means an arrangement in which we or one of our subsidiaries sells any of our or their property which was placed into service more than 120 days prior to such sale to a person and leases it back from that person within 180 days of the sale.

Limitation on Liens. Subject to certain exceptions, we will not, and will not permit any subsidiary to, create, assume or suffer to exist, otherwise than in favor of us or a subsidiary, any mortgage, pledge, lien, encumbrance or security interest (collectively, “Liens”) upon any of our properties or assets or upon any income or profits therefrom unless the debt securities shall be equally and ratably secured. This prohibition will not apply to:

•	Liens existing as of the date of the indenture;

•
any purchase money mortgage or Lien created to secure all or part of the purchase price of any property (or to secure a loan made to us or any subsidiary to enable us or it to acquire such property), provided that such Lien shall extend only to the property so acquired, improvements thereon, replacements thereof and the income or profits therefrom;

•
Liens on any property at the time of the acquisition thereof, whether or not assumed by us or a subsidiary; provided that such Lien shall extend only to the property so acquired, improvements thereon, replacements thereof and income or profits therefrom;

•
Liens on any property or any contract for the sale of any product or service, or any rights thereunder or any proceeds therefrom, acquired or constructed by us or a subsidiary and created within one year after the later of: (i) the completion of such acquisition or construction or (ii) the commencement of operation of the property, provided that such Lien shall extend only to the property so acquired or constructed, improvements thereon, replacements thereof and income or profits therefrom;

•	Liens on the property or assets of subsidiaries outstanding at the time they become subsidiaries;

•
Liens created or assumed by us or a subsidiary on coal, geothermal, oil, natural gas, inert gas, other hydrocarbon or mineral properties owned or leased by us or a subsidiary to secure loans to us or a subsidiary, for the purpose of developing such properties;

•
Liens on any investment (as defined in the indenture) of ours or that of a subsidiary of ours in any person other than a subsidiary or on any security representing any investment of ours or a subsidiary of ours;

•
any Lien not otherwise permitted by the indenture, provided that after giving effect to such Lien the sum of all indebtedness of us and our subsidiaries secured by Liens not otherwise permitted by the indenture and all Attributable Debt of us and our subsidiaries (to the extent not included in indebtedness secured by Liens not otherwise permitted) does not exceed 10% of Consolidated Capitalization;

•
any refunding or extension of maturity, in whole or in part, of any obligation or indebtedness secured by certain permitted Liens, provided that the principal amount of the obligation or indebtedness secured by such refunding or extension shall not exceed the principal amount of the obligation or indebtedness then outstanding and shall be limited in lien to the same or substituted property and after acquired property that secured the refunded or extended obligation or indebtedness;

•	Liens upon any office equipment, data processing equipment or any motor vehicles, tractors or trailers;

•	Liens of or upon or in current assets of ours or a subsidiary of ours created or assumed to secure indebtedness incurred in the ordinary course of business;

•
any Lien which is payable, both with respect to principal and interest, solely out of the proceeds of natural gas, oil, coal, geothermal resources, inert gas, hydrocarbons or minerals to be produced from the property subject thereto and to be sold or delivered by us or a subsidiary of ours;

•	Liens to secure indebtedness incurred to finance advances made by us or any subsidiary of ours to any third party for the purpose of financing oil, natural gas, hydrocarbon, inert gas or other mineral exploration or development, provided that such Liens shall extend only to our receivables or that of such subsidiary in respect of such advances;

•
any rights reserved in others to take or reserve any part of the natural gas, oil, coal, geothermal resources, inert gas, hydrocarbons or minerals produced at any time on any property of ours or a subsidiary of ours; and

•	Liens which secure indebtedness of a subsidiary of ours.

Also excepted from the general prohibition are various other liens, such as mechanics’ or materialmen’s liens, certain governmental liens, leases, certain judgment liens, and certain liens arising in connection with leases, easements and rights of way.

Unless an accompanying prospectus supplement or free writing prospectus states otherwise, the above restrictive covenant shall apply to each series of debt securities.

Consolidation, Merger and Sale of Assets

Nothing contained in the indenture or in any of the debt securities will prevent any consolidation or merger of us with or into any other person (whether or not affiliated with us), or successive consolidations or mergers in which we or our successor shall be a party, or will prevent any conveyance, transfer or lease of our property as an entirety or substantially as an entirety, to any other person (whether or not affiliated with us); provided, however, that:

•
in case of such a transaction, the entity formed by such consolidation or into which we are merged, or the person which acquires or leases our properties and assets substantially as an entirety shall be a corporation, association, company or business trust organized under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume the due and punctual payment of the principal of, premium, if any, and interest on all the debt securities and the performance of every other covenant of the indenture;

•	immediately after giving effect to such transaction, no event which, after notice or lapse of time, would become an event of default, shall have occurred and be continuing; and

•
each of us and the successor person shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such transaction complies with the requirements in the previous two paragraphs, and that all conditions precedent relating to such transaction have been complied with.

Events of Default

Unless an accompanying prospectus supplement or free writing prospectus states otherwise, the following are events of default with respect to the debt securities:

•	failure to pay the principal of, or premium, if any, on any debt security when due;

•	failure to pay any interest installment, or an additional amount, if any, on any debt security when due, in each case, continued for 30 days;

•	default in the deposit of any sinking fund payment, when and as due by the terms of a debt security, continued for 30 days;

•	failure to perform any of our other covenants, continued for 90 days after written notice as provided in the indenture;

•
the occurrence of an event of default in other indebtedness of ours (including securities other than the debt securities) which results in indebtedness in excess of $10,000,000 principal amount being due and payable prior to maturity, and such acceleration is not rescinded or annulled or such indebtedness is not discharged after written notice as provided in the indenture; and

•	certain events of bankruptcy, insolvency or reorganization as described in the indenture.

If an event of default with respect to debt securities of any series at the time outstanding shall occur and be continuing, then in every such case, the trustee or the holders of at least 33⅓% in principal amount of the outstanding debt securities of such series may declare, by a notice in writing to us, and to the trustee if given by holders, the entire principal amount of all the outstanding debt securities of such series to be due and payable immediately. At any time after such a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of such series, by written notice to us and the trustee, may, in certain circumstances, rescind and annul such declaration.

No holder of any debt securities of any series will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless such holder previously shall have given to the trustee written notice of a continuing event of default and unless also the holders of at least 25% of the aggregate principal amount of outstanding debt securities of such series shall have made written request to, and have offered reasonable indemnity upon, the trustee, to institute such proceeding, and the trustee shall not have received direction inconsistent with such request in writing by the holders of a majority in principal amount of outstanding debt securities of such series and shall have failed to institute such proceeding within 60 days. However, the rights of any holder of any debt securities to enforce the payment of principal, premium, if any, and interest due on such debt securities on or after the dates expressed in such debt securities may not be impaired or affected.

We must furnish the trustee within 120 days after the end of each fiscal year a statement signed by one of certain of our officers stating that a review of our activities during that year and our performance under the indenture and the terms of the debt securities has been made, and, to the best of the knowledge of the signatory, based on such review, we have complied with all conditions and covenants of the indenture, or, if we are in default, specifying the default.

Waiver, Modification and Amendment

The holders of a majority in principal amount of the outstanding debt securities of any series may waive certain past defaults, except a default in the payment of the principal of, premium, if any, or interest on any debt security of such series or in respect of any covenant or provision in the indenture that under the terms of the indenture cannot be modified without the consent of all holders of outstanding debt securities of such series affected. The holders of a majority in aggregate principal amount of outstanding debt securities may waive our compliance with certain restrictive provisions.

We and the trustee may modify and amend the indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities, provided that no such modification or amendment may, without the consent of the holder of each debt security affected thereby:

•	change the stated maturity of the principal of, or any installment of principal of or interest on any additional amounts with respect to, any debt security;

•	reduce the principal of, premium, if any, or interest on, or any additional amounts with respect thereto, or any premium payable upon the redemption of, any debt security;

•	change the place of payment or change the currency of payment of principal, premium, if any, or interest on, or any additional amounts with respect thereto, any debt security;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

•	reduce the percentages of holders of outstanding debt securities required to modify or amend the indenture or for any waiver provided for in the indenture; or

•	effect certain other modifications or amendments described in the indenture.

In the case of provisions of the indenture affecting other series of securities as well as the debt securities, the holders of the debt securities will be treated as a separate class of securities for purposes of determining whether consent or waiver of a majority of holders has been obtained.

There are certain changes that we may make to the debt securities without a holder’s specific approval and without any vote of the holders of the debt securities of the same series. Such changes are limited to clarifications and certain other changes that would not adversely affect the holders of the outstanding debt securities of such series in any material respect.

 Defeasance and Covenant Defeasance

Unless an accompanying prospectus supplement or free writing prospectus states otherwise, we may elect either:

•	to defease and be discharged from our obligations with respect to the debt securities of any series (“defeasance”); or

•
to be released from our obligations with respect to debt securities of any series described above under “Restrictive Covenant—Limitation on Liens” and “Consolidation, Merger and Sale of Assets” (“covenant defeasance”), upon the irrevocable deposit with the trustee, in trust for such purpose, of money and/or U.S. Government Obligations (as defined in the indenture) that through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal of, premium, if any, and interest on such debt securities on the scheduled due date therefore.

Defeasance and covenant defeasance are each conditioned upon, among other things, our delivery to the trustee of an opinion of counsel to the effect that the holders of the debt securities will have no federal income tax consequences as a result of such deposit.

Notices

Notices to holders of the debt securities will be given by mail to the addresses of such holders as they appear in the security register.

Title

We or the trustee may treat the registered owner of any registered debt security as the owner thereof (whether or not the debt security shall be overdue and notwithstanding any notice to the contrary) for the purpose of making payment and for all other purposes.

Replacement of Debt Securities

We will replace any mutilated debt security at the expense of the holders upon surrender to the trustee. We will replace debt securities that become destroyed, lost or stolen at the expense of the holder upon delivery to the trustee of satisfactory evidence of the destruction, loss or theft thereof. In the event of a destroyed, lost or stolen debt security, an indemnity satisfactory to us and the trustee may be required at the expense of the holder of the debt security before a replacement debt security will be issued.

 Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Concerning the Trustee

Wells Fargo Bank, N.A. is the trustee. The indenture contains certain limitations on the rights of the trustee, should it become a creditor of ours, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions with us; however, if it acquires a conflicting interest it must eliminate such conflict or resign or otherwise comply with the Trust Indenture Act of 1939, as amended. The indenture also provides that we will indemnify the trustee against loss, liability or expense incurred without negligence or bad faith on the part of the trustee arising out of or in connection with the trust under the indenture. Wells Fargo Bank, N.A. is a creditor of our parent company, Questar, and performs routine banking functions for us.

PLAN OF DISTRIBUTION

We may sell any series of the debt securities being offered hereby in one or more of the following ways from time to time:

•	to underwriters or dealers for resale to the public or to institutional investors;

•	directly to institutional investors; or

•	through agents to the public or to institutional investors.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

The prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

•	the name or names of any underwriters or agents;

•	the purchase price of the securities and the proceeds to be received by us from the sale;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which the securities may be listed.

If we use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	negotiated transactions;

•	at a fixed public offering price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

If dealers are utilized in the sale of offered securities, we will sell such offered securities to the dealers as principals. The dealers may then resell such offered securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

Offered securities may be sold directly by us to one or more institutional purchasers, or through agents designated by us from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

As one of the means of direct issuance of offered securities, we may utilize the service of an entity through which it may conduct an electronic “dutch auction” or similar offering of the offered securities among potential purchasers who are eligible to participate in the auction or offering of such offered securities, if so described in the applicable prospectus supplement.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

The securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. The prospectus supplement will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

Underwriters, dealers, agents and remarketing firms may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers, agents and remarketing firms may be required to make. Underwriters, dealers, agents and remarketing agents may be customers of, engage in transactions with, or perform services in the ordinary course of business for us and/or our affiliates.

Each series of securities will be a new issue of securities and, unless it is a reopening of an existing series of securities, will have no established trading market. Unless otherwise stated in a prospectus supplement, the securities will not be listed on a national securities exchange. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the offered securities and other matters in connection with any offering of the securities will be passed on for us by Thomas C. Jepperson, Esq., our Executive Vice President, General Counsel and Corporate Secretary, and Latham & Watkins LLP, Houston, Texas. Any underwriters will be advised about legal matters relating to any offering by their own legal counsel.

EXPERTS
Our financial statements appearing in our Annual Report (Form 10-K) for the year ended December 31, 2011 (including the schedule appearing therein) have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

GLOSSARY OF COMMONLY USED TERMS

Btu	One British thermal unit – a measure of the amount of energy required to raise the temperature of a one-pound mass of water one degree Fahrenheit at sea level.

cf
Cubic foot is a common unit of gas measurement. One standard cubic foot equals the volume of gas in one cubic foot measured at standard conditions – a temperature of 60 degrees Fahrenheit and a pressure of 30 inches of mercury (approximately 14.7 pounds per square inch).

dth	Decatherms or ten therms. One dth equals one million Btu or approximately one Mcf.

gas	All references to “gas” refer to natural gas.

heating-degree days	A measure of the number of degrees the average daily outside temperature is below 65 degrees Fahrenheit.

M	Thousand.

MM	Million.

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

The following table sets forth the fees and expenses to be incurred by us in connection with the offering described in the registration statement.

Securities and Exchange Commission registration fee	$29,000
Printing expenses	15,000
Legal fees and expenses	125,000
Accounting fees and expenses	50,000
Blue Sky fees and expenses	5,000
Trustee’s fees and expenses	10,000
Rating Agency fees and expenses	165,000
Miscellaneous	1,000
Total	$400,000

Item 15.    Indemnification of Directors and Officers.
Reference is made to Section 16-10a-901 through 16-10a-909 of the Utah Revised Business Corporation Act, which provides for indemnification of directors and officers in certain circumstances.
Our Bylaws provide that we may voluntarily indemnify any individual made a party to a proceeding because he is or was our director, officer, employee or agent against liability incurred in the proceeding, but only if we have authorized the payment in accordance with the applicable statutory provisions of the Utah Revised Business Corporation Act (Sections 16-10a-902, 16-10a-904, 16-10a-906 and 16-10a-907) and a determination has been made in accordance with the procedures set forth in such provision that such individual conducted himself in good faith, that he reasonably believed his conduct, in his official capacity with us, was in our best interests and that his conduct, in all other cases, was at least not opposed to our best interests, and that he had no reasonable cause to believe his conduct was unlawful in the case of any criminal proceeding. The foregoing indemnification in connection with a proceeding by or in the right of us is limited to reasonable expenses incurred in connection with the proceeding, which expenses may be advanced by us. Our Bylaws provide that we may not voluntarily indemnify our director, officer, employee or agent in connection with a proceeding by or in the right of us in which such individual was adjudged liable to us or in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.
Our Bylaws provide further that we shall indemnify our director, officer, employee or agent who was wholly successful, on the merits or otherwise, in defense of any proceeding to which he was a party because he is or was such a director, officer, employee or agent, against reasonable expenses incurred by him in connection with the proceeding.

Our Bylaws further provide that no director of ours shall be personally liable to us or our stockholders for monetary damages for any action taken or any failure to take any action, as a director, except liability for (a) the amount of a financial benefit received by a director to which he is not entitled; (b) an intentional infliction of harm on us or the shareholders; (c) for any action that would result in liability of the director under the applicable statutory provision concerning unlawful distributions; or (d) an intentional violation of criminal law.
Questar Corporation, our parent, maintains an insurance policy on behalf of our officers and directors pursuant to which (subject to the limits and limitations of such policy) the officers and directors are insured against certain expenses in connection with the defense of actions or proceedings, and certain liabilities which might be imposed as a result of such actions or proceedings, to which any of them is made a party by reason of being or having been a director or officer.
Item 16.    Exhibits.

(a)     Exhibits:

Exhibit No.	Description of Exhibits
1.1	Form of Underwriting Agreement relating to debt securities (to be filed as an exhibit to a Current Report of the registrant on Form 8-K and incorporated by reference herein).
4.1*	Indenture, dated as of May 1, 1992, between the Company and Citibank, N.A as trustee, relating to the Company's Debt Securities.
4.2**
Instrument of Appointment and Acceptance of Successor Trustee, dated as of May 21, 1997, between the Company, First Security Bank, N.A. and Citibank, N.A., for appointment of First Security Bank, N.A. as successor trustee under the Indenture.

4.3	Form of any Note with respect to each particular series of Notes issued hereunder to be filed as an exhibit to a Current Report of the registrant on Form 8-K and incorporated by reference herein.
4.4***
Instrument of Appointment and Acceptance of Successor Trustee, dated as of February 20, 2004, between the Company, Wells Fargo Bank Northwest, N.A. (f/k/a First Security Bank, N.A.) and Wells Fargo Bank, N.A. for appointment of Wells Fargo Bank, N.A. as successor trustee under the Indenture.

5.1	Opinion of Thomas C. Jepperson, Esq.
5.2	Opinion of Latham & Watkins LLP.
12.1	Computation of Ratio of Earnings to Fixed Charges.
23.1	Consent of Ernst & Young LLP
23.2	Consent of Thomas C. Jepperson, Esq. (included in Exhibit 5.1).
23.3	Consent of Latham & Watkins LLP (included in Exhibit 5.2).
24.1	Form of Appointment of Power of Attorney (included on signature page to the registration statement)
25.1	Statement of Eligibility of Trustee on Form T-1

* Wells Fargo Bank, N.A. serves as the successor trustee. The Indenture is incorporated by reference from

Registration Statement on Form S-3 (Registration Statement No. 333-69210) filed with the Securities and Exchange Commission on September 10, 2001.

** Incorporated by reference from Registration Statement on Form S-3 (Registration No. 333-27909) filed with the Securities and Exchange Commission on May 28, 1997.

*** Incorporated by reference from Registration Statement on Form S-3/A (Registration No. 333-147317) filed with the Securities and Exchange Commission on February 1, 2008.

Item 17.    Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the

Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, Utah, on the 15th day of May, 2012.

QUESTAR GAS COMPANY

By: /s/ Ronald W. Jibson
Ronald W. Jibson
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Ronald W. Jibson, Kevin W. Hadlock and Craig C. Wagstaff, and each of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Ronald W. Jibson Ronald W. Jibson	Chairman of the Board; President & Chief Executive Officer(Principal Executive Officer)	May 15, 2012
/s/ Kevin W. Hadlock Kevin W. Hadlock	Executive Vice President & Chief Financial Officer; Director (Principal Financial and Accounting Officer)	May 15, 2012

/s/ Craig C. Wagstaff Craig C. Wagstaff	Executive Vice President & Chief Operating Officer; Director	May 15, 2012
The registrant reasonably believes that the security ratings to be assigned to the debt securities registered hereunder will make the securities “investment grade securities” pursuant to Transaction Requirement B.2 of Form S-3, prior to the sale of such securities.

EXHIBIT INDEX

Exhibit No.	Description of Exhibits
1.1	Form of Underwriting Agreement relating to debt securities (to be filed as an exhibit to a Current Report of the registrant on Form 8-K and incorporated by reference herein).
4.1*	Indenture, dated as of May 1, 1992, between the Company and Citibank, N.A as trustee, relating to the Company's Debt Securities.
4.2**
Instrument of Appointment and Acceptance of Successor Trustee, dated as of May 21, 1997, between the Company, First Security Bank, N.A. and Citibank, N.A., for appointment of First Security Bank, N.A. as successor trustee under the Indenture.

4.3	Form of any Note with respect to each particular series of Notes issued hereunder to be filed as an exhibit to a Current Report of the registrant on Form 8-K and incorporated by reference herein.
4.4***
Instrument of Appointment and Acceptance of Successor Trustee, dated as of February 20, 2004, between the Company, Wells Fargo Bank Northwest, N.A. (f/k/a First Security Bank, N.A.) and Wells Fargo Bank, N.A. for appointment of Wells Fargo Bank, N.A. as successor trustee under the Indenture.

5.1	Opinion of Thomas C. Jepperson, Esq.
5.2	Opinion of Latham & Watkins LLP.
12.1	Computation of Ratio of Earnings to Fixed Charges.
23.1	Consent of Ernst & Young LLP
23.3	Consent of Thomas C. Jepperson, Esq. (included in Exhibit 5.1).
23.4	Consent of Latham & Watkins LLP (included in Exhibit 5.2).
24.1	Form of Appointment of Power of Attorney (included on signature page to the registration statement)
25.1	Statement of Eligibility of Trustee on Form T-1

* Wells Fargo Bank, N.A. serves as the successor trustee. The Indenture is incorporated by reference from Registration Statement on Form S-3 (Registration Statement No. 333-69210) filed with the Securities and Exchange Commission on September 10, 2001.

** Incorporated by reference from Registration Statement on Form S-3 (Registration No. 333-27909) filed with the Securities and Exchange Commission on May 28, 1997.

*** Incorporated by reference from Registration Statement on Form S-3/A (Registration No. 333-147317) filed with the Securities and Exchange Commission on February 1, 2008.